LOCK UP AGREEMENT


     AGREEMENT, dated as of the 21st day of May 2001, (the "Effective Date"), by and between Nutritional Systems, Inc., a Nevada corporation (the
"Company"), and the stockholders of the Company who have executed this agreement (hereinafter collectively called the "Stockholders").

     WHEREAS, the Company is a corporation organized and existing under the laws of the State of Nevada, authorized to issue common stock with a par value of $0.001 (the "Common Stock"), of which there are issued and outstanding 11,526,554 shares, as of May 7, 2001; and

     WHEREAS, the Company contemplates a Nevada Registration pursuant to  NRS
90.490 (the "Registration") of its Common Stock; and

     WHEREAS, in connection with the Registration the Stockholders have agreed to lock up an aggregate of 6,726,100 shares of Common Stock, upon the terms and conditions set forth herein.
     In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1. The Stockholders and the Company hereby agree to hold in their respective names, in accordance with the provisions hereof, certificates representing an aggregate of 6,726,100 shares of Common Stock owned of record by the Stockholders in the respective amounts set forth on Exhibit A hereto (the "Lock Up Shares").

2. This Agreement shall become effective upon the date first above written and shall continue in effect until the earlier of (i) one (1) year from the Effective Date or (ii) in accordance with the terms hereof (the "Termination Date"). The period of time from the Effective Date until the Termination Date is referred to herein as the "Lock Up Period."

3. During the Lock Up Period, the Stockholders shall receive all of the money, securities, rights or property distributed in respect of the Lock Up Shares then held, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company.

4.   The  Lock Up Shares are subject to release to the Stockholders after one
     (1) year from the Effective Date of this Agreement


5. Upon the occurrence or satisfaction the condition specified in Paragraph 4 hereof, the Company shall promptly give appropriate notice to the Company's transfer agent and present such documentation as is reasonably required to evidence the satisfaction of such conditions.

6. The Stockholders shall have the sole power to vote the Lock Up Shares while they are being held pursuant to this Agreement.

7. (a) Each of the Stockholders agrees that during the term of this Agreement he will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Lock Up Shares set forth opposite his name on Exhibit A hereto, unless any one of the conditions in Paragraph 4 have been met or the transferee agrees to be bound by the provisions of this Agreement. This restriction shall not be applicable to transfers upon death, by operation of law, to family members of the Stockholders or to any trust for the benefit of the Stockholders, provided that such transferees agree to be bound by the provisions of this Agreement.

          (b) The Stockholders will take any action necessary or appropriate, including the execution of any further documents or agreements, in order to effectuate the provisions of this Agreement.

8. Upon execution of this Agreement, the Company shall direct the transfer gent for the Company to place stop transfer orders with respect to the Lock
     Up Shares and to maintain such orders in effect until May 21, 2002.

9. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

     (i)  If to the Company, to:
          Nutritional Systems, Inc.
          2141 East Broadway, Suite 103
          Tempe, Arizona 85282-1705

     (ii) If to the Stockholders, to their respective addresses as set forth on Exhibit A hereto.

     A copy of all communications sent to the Company or the stockholders shall be sent by ordinary mail to the Stoecklein Law Group, 402 West Broadway, Suite 400, San Diego, California 92101

10. Except as set forth in paragraph 11 hereof, this Agreement may not be modified, altered or amended in any material respect or cancelled or terminated except with the prior consent of the holders of all of the outstanding shares of Common Stock of the Company.

11. In the event that the Registration is not consummated within one year of the Effective Date, this Agreement shall terminate and be of no further force and effect.

12. The Stockholders each agree that in the event they hold their common stock in street name that they will request the transfer of the common stock out of street name and back into the name of the individual Stockholder.

13. This Agreement embodies and constitutes the entire understanding between the Stockholders and the Company with respect to the subject matter hereof, and all prior understandings, representations and statements, if any, whether oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge of termination is sought, and then only to the extent set forth in such instrument.

14. In the event that any term, condition, covenant, agreement, requirement or provision herein contained shall be held by any court to be unenforceable, illegal, void, or contrary to public policy, such term, condition, covenant, agreement, requirement or provision shall be of no effect whatsoever upon the binding force or effectiveness of any of the other terms hereof, it being the intention and declaration of the parties hereto that had they or any of them known of such unenforceability, illegality, invalidity or contrariety to public policy, they would not have entered into a contract, each with the other, containing all of the terms, conditions, covenants, agreements, requirements and provisions hereof.

15. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof

16. This Agreement shall be governed by and construed in accordance with the laws of Nevada and shall be binding upon and inure to the benefit of all parties hereto and their respective successors in interest and assigns.

17. This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.


Nutritional Systems, Inc.



By:/s/ Bradley Edson
     Bradley D. Edson

STOCKHOLDERS:

/s/ Bradley Edson
Bradley D. Edson, (2,738,050 Shares locked up)


/s/ Martin Gerst
Martin J. Gerst, (2,738,050 Shares locked up)


/s/ Donald Hannah
Donald J. Hannah, (500,000 Shares locked up)


/s/ Kenneth Lind
Kenneth F. Lind, (750,000 Shares locked up)

                        EXHIBIT A STOCKHOLDERS' LIST


  Name and Address
  of Stockholders      Stock Certificate      Number of Shares
                              No.

Bradley D. Edson                                  2,738,050


Martin J. Gerst                                   2,738,050


Donald J. Hannah                                   500,000


Kenneth F. Lind                                    750,000